                                 EXHIBIT 10.7

                        FIFTH AMENDMENT TO LEASE BETWEEN

               THE WELLS FUND XI - FUND XII - REIT JOINT VENTURE

                           AND JOHNSON MATTHEY, INC.

                            FIFTH AMENDMENT TO LEASE


     THIS FIFTH AMENDMENT TO LEASE (this "Amendment"), made as of the 5th day of March 1998, between ALLIANCE COMMERCIAL PROPERTIES, LTD. (the
"Landlord"), a Delaware corporation (formerly known as EAPCO Commercial Properties, Inc.), having an address at 165 South Union Boulevard, Suite 500, Lakewood, Colorado 80228, and JOHNSON MATTHEY INC., a Pennsylvania corporation, having an address at 460 East Swedesford Road, Wayne, Pennsylvania 19087 (the "Tenant").


                                  WITNESSETH:


     WHEREAS, LSK Corporation (predecessor in interest to the Landlord) and Matthey Bishop, Inc. (predecessor in interest to the Tenant) entered into a Lease, dated as of February 21, 1973 (the "Initial Lease"), for the industrial building (the "Building") and land commonly known as 436 Devon Park Drive, Tredyffrin Township, Chester County, Pennsylvania (such land and Building are referred to in his Amendment as the "Initial Premises," and are referred to in the Initial Lease as the "demised premises"), which Initial Premises are part of an industrial project comprising the Initial Premises and the contiguous industrial building and land commonly known as 434 Devon Park Drive,


     WHEREAS, the Initial Lease was amended by (i) the First Amendment to Lease, dated as of March 30, 1981 (the "First Amendment"), between North American Life Assurance Company, as successor in interest to LSK Corporation, and the Tenant,
(ii) the Second Amendment to Lease, effective as of December 22, 1983 (the "Second Amendment"), between Devon Park Drive Associates Limited Partnership ("Devon"), as successor in interest to North American Life Assurance Company, and Tenant, (iii) the Third Amendment of Lease, effective as of April 25, 1988 (the "Third Amendment"), between the Equitable Life Assurance Society of the United States, as successor in interest to Devon, and Tenant, and (iv) the Fourth Amendment to Lease, dated as of June 30, 1997 (the "Fourth Amendment"), between Landlord and Tenant, (the Initial Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and, when the context so requires, this Amendment, is referred to as the "Lease"); and


     WHEREAS, the Tenant desires to lease certain additional land and improvements, and the Landlord has agreed to lease same to the Tenant, and the Landlord and the Tenant wish to make certain other modifications to the Lease.


     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and the Tenant intending to be bound hereby agree as follows:

PART A: DEFINITIONS


Terms defined in the Lease are, unless otherwise defined in this Amendment, used in this Amendment with the meanings ascribed to them in the Lease. In addition, the following terms shall have the following meanings:

Additional Building means the approximately 65,000 square foot industrial
-------------------
building contiguous to the Building which is located on the Additional Land and is commonly known as 434 Devon Park Drive, Tredyffrin Township, Chester County, Pennsylvania.

Additional Land means the land described on Exhibit A hereto and labeled the
---------------
"Additional Land") which is contiguous to the Initial Premises.

Building is defined in the Recitals to this Amendment.
--------

Expansion Premises means the Additional Land and the Additional Building, and
------------------
all improvements located thereon including the Expansion Premises Work and any other work or improvements performed by Landlord or Tenant to facilitate Tenant's use of the Additional Land and the Additional Building.

Expansion Premises Commencement Date means the earlier of (i) the date on which
------------------------------------
Tenant first occupies the Expansion Premises and conducts its business operations therein (which shall not be deemed to include preparatory activities such as moving in furniture or equipment), or (ii) the later of the following dates: (x) fifteen (15) days after Landlord gives Tenant the Occupancy Notice,
(y) the date Landlord Substantially Completes the Landlord's Expansion Premises Work; or (z) July 1, 1998. Notwithstanding the foregoing, the Expansion Premises Commencement Date shall not occur before June 15, 1998.

Expansion Premises Rent is defined in Section 6 of this Amendment.
-----------------------

Expansion Premises Work means Landlord's Expansion Premises Work and Tenant's
-----------------------
Expansion Premises Work.

Final Delivery Date means September 15, 1998, as extended by Tenant Delays and
-------------------
Force Majeure Events.

First Amendment is defined in the Recitals to this Amendment.
---------------

Force Majeure Event means any cause beyond the reasonable control of Landlord,
-------------------
including without limitation, labor strikes, unavailability of materials (but not due to unavailability of funds or failure of Landlord to timely order materials), and acts of God; provided however, in no event shall the failure of the existing tenant of the Expansion Premises to vacate the Expansion Premises be deemed to be a Force Majeure Event. Landlord agrees to use all commercially reasonable efforts to overcome any Force Majeure Event.

Fourth Amendment is defined in the Recitals to this Amendment.
----------------

Initial Lease is defined in the Recitals to this Amendment.
-------------

Initial Premises is defined in the Recitals to this Amendment.
----------------

Landlord's Expansion Premises Work means the work described in the plans
----------------------------------
attached as Exhibit B hereto.

Lease is defined in the Recitals to this Amendment.
-----

Occupancy Notice means the written notice from Landlord to Tenant stating the
----------------
date on which Landlord is scheduled to Substantially Complete the Landlord's Expansion Premises Work.

Penalty Date means July 31, 1998, as such date may be extended by Tenant Delays
------------
and Force Majeure Events.

Premises Base Rent is defined in Section 9 of this Amendment.
------------------

Project means the Initial Premises and the Expansion Premises.
-------

Second Amendment is defined in the Recitals to this Amendment.
----------------

Substantially Complete or Substantial Completion with respect to Landlord's
-------------------------------------------------
Expansion Premises Work, means (i) completion of such work such that only minor punch list items remain to be completed and Tenant's full use of the Expansion Premises (except for any limitation caused by Tenant's failure to complete the Tenant's Expansion Premises Work) shall not be materially impaired by such items, and (ii) delivery by Landlord to Tenant of all certificates of occupancy (if required by any applicable governmental authority) relating to the Landlord's Expansion Premises Work necessary for Tenant to take occupancy of the Expansion Premises and conduct business therein, provided that such certificates of occupancy shall not be deemed to include any certificates or permits particular to Tenant's use of the Expansion Premises or necessitated by any construction work to be performed by Tenant.

Tenant Delay means any material delay in Landlord completing the Landlord's
------------
Expansion Premises Work ("material" shall mean more than 5 days in the aggregate) caused principally and directly by the acts or omissions of Tenant or Tenant's agents, employees or contractors, including, without limitation, any failure by Tenant to approve plans or make selections within two (2) business days of Landlord's request, any interference by Tenant or Tenant's contractors with Landlord's contractors, and any delays in obtaining any required certificate of occupancy resulting from work being performed by Tenant; provided, however, any such delay shall not constitute a Tenant Delay if after the occurrence of such delays Tenant cures such default to the extent curable (for example, including but not by way of limitation, Tenant agrees to pay the cost of overtime or additional labor).

TI Allowance  is defined in Section 2(b) of this Amendment.
------------

Tenant's Expansion Premises Work means the work described in the plans attached
--------------------------------
as Exhibit C hereto.

Termination Notice means a written notice from Landlord or Tenant to the other
------------------
party terminating this Amendment pursuant to Section 3 hereof.

Third Amendment is defined in the Recitals of this Amendment.
----------------


PART B: AMENDMENTS TO THE LEASE

     The Lease is amended as follows:

     1. The Expansion Premises. Subject to the terms and conditions of this Amendment, Landlord hereby lets and demises to Tenant, and Tenant rents from Landlord the Expansion Premises, subject to all easement, restrictions and other matters shown within the title policy and survey identified in Schedule 1 to Exhibit A, and all other easements, restrictions and other matters as would be revealed by a search of the public records, or which will be disclosed by an inspection of the Expansion Premises subsequent to the date of the policy and survey identified in Schedule 1, upon all of the terms set forth in the Lease, except those which by their terms are not applicable to the Expansion Premises and except as otherwise set forth in this Amendment. Tenant and Landlord shall therefore, have the same respective rights and obligations with respect to the Additional Building and other improvements constituting a part of the Expansion Premises as such parties have with respect to the Building and other improvements constituting part of the Initial Premises. The Additional Building shall be conclusively deemed to contain 65,000 rentable square feet for the purposes of calculating the Expansion Premises Rent. Except as otherwise set forth in this Amendment, the Tenant agrees to accept the Expansion Premises in its "as-is" condition. Accordingly, from and after the Expansion Premises Commencement Date (defined below) all references in the Lease to "demised premises" or the "Premises" shall be a reference to both the Initial Premises and the Expansion Premises.

     2.  Expansion Premises Work.

         (a)  Landlord's Expansion Premises Work.   Landlord, at its sole cost
              ----------------------------------
and expense, shall perform Landlord's Expansion Premises Work. Landlord shall perform the Landlord's Expansion Premises Work in a good and workmanlike manner, in compliance with all federal, state and local laws, rules, ordinances and regulations. Tenant shall have the right to inspect the Landlord's Expansion Premises Work from time to time during its performance and may report problems
to Landlord.   Landlord shall use all commercially reasonable efforts to
Substantially Complete the Landlord's Expansion Premises Work on or before July 1, 1998 subject to any Tenant Delays or delays resulting from a Force Majeure

Event. Landlord agrees to provide Tenant with access to the Expansion Premises immediately following Landlord's regaining possession of the Expansion Premises from the existing tenant in order for Tenant to perform the Tenant's Expansion Premises Work; provided that no such entry by Tenant shall cause a Tenant Delay, and further provided that, to the extent of any conflict between Landlord's contractors and Tenant or any contractor of Tenant, Landlord's contractor shall have priority except with respect to the office portion of the Expansion Premises for which Landlord's contractor will have priority only for the three week period following the later of April 1, 1998 or the date upon which Landlord regains legal possession of the Expansion Premises from the existing tenant. Subject to the foregoing sentence, Landlord and Tenant agree to cooperate with the other and direct their contractors to cooperate in order to facilitate the completion of the Expansion Premises Work in a timely and efficient manner. Landlord agrees to provide Tenant with the Occupancy Notice not less than fifteen (15) days and not more than thirty (30) days prior to the date on which the Landlord Expansion Premises Work is scheduled to be Substantially Complete. Landlord and Tenant shall conduct a walk-through of the Expansion Premises and inspect the Expansion Premises and the Landlord's Expansion Premises Work prior to the Expansion Premises Commencement Date and prepare a punch list of items that require finishing or correction. Landlord shall have access to the Project after the Expansion Premises Completion Date and shall use all commercially reasonable efforts to complete any punch list items. Upon completion of the Expansion Premises Work, Landlord agrees to assign (to the extent assignable) to Tenant any warranties covering those portions of the Expansion Premises Work which Tenant is obligated to maintain pursuant to the terms of the Lease. Landlord agrees to provide Tenant with updates from time to time on the progress of Landlord's Expansion Premises Work upon Tenant's request and Landlord and Tenant will schedule weekly progress meetings to discuss the progress of the Expansion Premises Work and to coordinate scheduling issues.

         (b) Tenant's Expansion Premises Work.  Landlord hereby approves the
             --------------------------------
plans and specifications for Tenant's Expansion Premises Work as attached hereto as Exhibit C. Tenant agrees to complete Tenant's Expansion Premises Work in a good and workman-like manner and in compliance with all federal, state and local laws, rules, ordinances and regulations. Tenant shall use all commercially reasonable efforts to substantially complete Tenant's Expansion Premises Work on or before July 1, 1998 (subject to any delays caused by Landlord or Force Majeure Events). Landlord agrees to reimburse Tenant for up to $42,000.00 (the "TI Allowance") of Tenant's out-of-pocket construction costs incurred in connection with the construction of Tenant's Expansion Premises Work. Upon completion of the Tenant's Expansion Premises Work, Tenant agrees to submit to Landlord a copy of all certificates of occupancy with respect to the Tenant's Expansion Premises Work (to the extent required by any applicable governmental authorities), paid invoices and lien waivers. Upon receipt of such documents, Landlord agrees to pay Tenant the TI Allowance within thirty days.

     3.  Expansion Premises Commencement Date.

         (a)  Tender of Expansion Premises.  Legal possession of the Expansion
              ----------------------------
Premises shall be deemed tendered and delivered to the Tenant ("Tender of Possession" or similar phrase) upon the Expansion Premises Commencement Date.
If for any reason the Landlord cannot Tender Possession of the Expansion Premises to the Tenant on or before July 1, 1998, then, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of the Lease or the obligations of the Tenant thereunder or extend the term of the Lease except as set forth in this Section 3. If it does not appear Tender of Possession will occur on or before July 1, 1998, the parties agree to discuss the possibility of partial interim occupancy by Tenant until Tender of Possession does occur.

         (b)  Penalty Date.  If Tender of Possession has not occurred on or
              ------------
before the Penalty Date, Landlord shall pay to Tenant as liquidated damages the sum of $1,000.00 for each day thereafter that Tender of Possession fails to occur as final and liquidated damages as a result of Landlord's failure to Substantially Complete the Landlord's Expansion Premises Work, but Landlord shall continue to use all commercially reasonable efforts to Substantially Complete the Landlord's Expansion Premises Work, including if applicable, obtaining additional labor, working overtime, or continuing to prosecute an action to regain legal possession of the Expansion Premises from the existing tenant.

         (c)  Final Delivery Date.  If Landlord has not Tendered Possession of
              -------------------
the Expansion Premises to Tenant on or before the Final Delivery Date (as such date may be extended pursuant to this Section 3), then either Landlord or Tenant may terminate this Amendment in the following manner. If Landlord is entitled to terminate this Amendment, Landlord may terminate this Amendment by providing Tenant with a Termination Notice and upon Tenant's receipt of such notice, this Amendment shall terminate and neither party shall have any further obligation to the other except as provided hereunder. If Tenant is entitled to terminate this Amendment, Tenant may terminate this Amendment by providing Landlord with a Termination Notice and if Landlord has not Substantially Completed the Expansion Premises and Tendered Possession of the Expansion Premises to Tenant within fifteen (15) business days (as such fifteen (15) business day period shall be extended by Tenant Delays and Force Majeure Events) following the date of such Termination Notice, this Amendment shall terminate and neither party shall have any obligation to the other except as provided hereunder; provided, however, if Landlord Substantially Completes the Expansion Premises Work and Tenders Possession of the Expansion Premises to Tenant on or before the expiration of such fifteen (15) business day period (as extended by Tenant Delays and Force Majeure Events), Tenant's Termination Notice shall be null and void and this Amendment shall continue in full force and effect. Any termination of this Amendment shall not subject the Landlord to any liability therefor, except as expressly provided herein, nor shall such cancellation affect the validity of the Lease or the obligations of the Tenant thereunder or extend the term of the Lease; provided, however, in the event of the termination of this Amendment by Tenant or Landlord as provided herein, Landlord shall be obligated to reimburse Tenant for Tenant's actual expenses for Tenant's Expansion Premises

Work completed to the date of termination. The reimbursed expenses shall not include expenditures for work particular to Tenant's specific business operations, for example, and not by way of limitation, site preparation by Tenant for its particular manufacturing equipment. Notwithstanding the foregoing, in recognition of the parties' intent to cooperate to successfully achieve the Expansion Premises Commencement Date, in the event Landlord or Tenant elects to terminate as provided above, the non-terminating party shall have the right to compel the parties to enter into good faith negotiations to resolve any issues concerning completion of obligations necessary to attain the Expansion Premises Commencement Date. Said negotiations shall be initiated by means of written notice to the party having elected to terminate given within five (5) business days of receipt of the written termination notice. The parties will promptly designate a senior management representative having authority to resolve issues presented during the negotiations and the representative may include other members of the organization as appropriate and outside professionals or consultants to assist in the negotiations. Said good faith negotiations may include, but not be limited to, modification of completion timings, adjustment of liquidated damages, modification of performance obligations, reallocation of responsibility for Expansion Premises Work and handling the cost related thereto, and the possibility of interim partial occupancy. Each party agrees not to unreasonably withhold or delay agreement with respect to any issues presented. In the event the parties reach agreement, the termination notice shall be null and void and this Amendment shall continue in full force and effect.

         (d)  Delay in Regaining Possession  Notwithstanding the foregoing, if
              -----------------------------
Landlord is unable to regain legal possession of the Expansion Premises from the existing tenant on or before May 1, 1998, the following provisions shall apply. In such event, Landlord shall institute immediate legal action to regain legal possession of the Expansion Premises and shall thereafter diligently prosecute such action to completion. Upon regaining legal possession of the Expansion Premises, Landlord shall have the option to either proceed with Landlord's Expansion Premises Work subject to the Penalty Date and Final Delivery Date set forth above, or provide Tenant with a written notice requesting that the Final Delivery Date (but not the Penalty Date) be extended by the number of days after April 30 that Landlord did not have legal possession of the Expansion Premises. Within two (2) business days of Tenant's receipt of such notice, Tenant shall provide Landlord with a notice either approving or disapproving the extension of the Final Delivery Date (a failure to respond within such two (2) day period shall be deemed a consent to the extension). If Tenant disapproves the extension, Landlord shall have the option of either proceeding with the construction of the Landlord's Expansion Premises Work under the original Final Delivery Date or terminating this Amendment by providing Tenant with a written notice of termination which notice shall be given within two (2) business days after Landlord's receipt of Tenant's notice (a failure to respond within such two (2) day period shall be deemed an election to proceed under the original final Delivery Date). If Landlord so terminates this Amendment, neither party shall have any obligation to the other hereunder. Any termination of this Amendment shall not subject the Landlord to any liability therefor, nor shall such cancellation affect the validity of the Lease or the obligations of the Tenant thereunder or extend the term of the Lease.

     4. Effect of Tenant Delay. In the event of any Tenant Delays, Tenant shall be obligated to commence paying Expansion Premises Base Rent on the date which it otherwise would have commenced but for the Tenant Delays.

     5. Confirmation of Expansion Premises Commencement Date. Landlord and Tenant shall, once the Expansion Premises Commencement Date has been determined, execute a letter agreement confirming the Expansion Premises Commencement Date (but the failure of either party to execute such a letter agreement shall not affect the Expansion Premises Commencement Date).

     6. Expansion Premises Base Rent. The Tenant shall pay fixed annual base rent to the Landlord with respect to the Expansion Premises, exclusive of amounts payable on account of real estate taxes and all other amounts of additional rent (referred to in this Amendment as the "Expansion Premises Base Rent"), without notice or demand or setoff of any kind, on the date which Tenant is obligated to pay rent on the Initial Premises at Landlord's address set forth above (or at such other address as Landlord shall direct in writing) in the following annual amounts:


                                           Expansion Premises          Expansion Premises
                Dates                       Annual Base Rent           Monthly Base Rent
-------------------------------------      ------------------          ------------------
Expansion Premises Commencement Date
 through June 30, 1999                        $364,000.00                  $30,333.33

July 1, 1999 through June 30, 2000            $373,750.00                  $31,145.83

July 1, 2000 through June 30, 2001            $383,500.00                  $31,958.33

July 1, 2001 through June 30, 2002            $393,250.00                  $32,770.83

July 1, 2002 through June 30, 2003            $409,500.00                  $34,125.00

July 1, 2003 through June 30, 2004            $419,250.00                  $34,937.50

July 1, 2004 through June 30, 2005            $429,000.00                  $35,750.00

July 1, 2005 through June 30, 1006            $438,750.00                  $36,562.50

July 1, 2006 through June 30, 2007            $448,500.00                  $37,375.00

If the Expansion Premises Commencement Date occurs other than on the first day of the month, the Expansion Premises Base Rent shall be pro-rated accordingly for that month.

     7.  No Right to Terminate.  Tenant hereby confirms that the provisions of
Section 1(c) of the Initial Lease are of no further force or effect.

     8. Realty Estate Taxes and Additional Rent. From and after the Expansion Premises Commencement Date, the Tenant shall also pay with respect to the Expansion Premises all real estate taxes and assessments and all other additional rent described in the Lease as being payable with respect to the Project. Accordingly, from and after the Expansion Premises Commencement Date, the reference in Section 5 of the Lease to "fifty percent (50%)" shall be deemed amended to read "one hundred percent (100%)."

     9. Premises Base Rent. For the convenience of the parties, the rent payable under Section 4 of the Lease with respect to the demised premises (the Initial Premises and the Expansion Premises), exclusive of amounts payable in connection with real estate taxes and all other amounts of additional rent (referred to in the Lease as the "Premises Base Rent"), is hereby amended for the period commencing on the Expansion Premises Commencement Date set forth below:

                                           Premises Annual        Premises Monthly
             Dates                            Base Rent              Base Rent
----------------------------------         ---------------        ----------------
July 1, 1998 through June 30, 1999          $770,251.00              $64,187.50

July 1, 1999 through June 30, 2000          $789,750.04              $65,812.50

July 1, 2000 through June 30, 2001          $809,250.00              $67,437.50

July 1, 2001 through June 30, 2002          $828,750.00              $69,062.50

July 1, 2002 through June 30, 2003          $854,750.04              $71,229.17

July 1, 2003 through June 30, 2004          $874,250.04              $72,854.17

July 1, 2004 through June 30, 2005          $897,000.00              $74,750.00

July 1, 2005 through June 30, 2006          $916,500.00              $76,375.00

July 1, 2006 through June 30, 2007          $939,250.08              $78,270.84

     10. Ratification of Repair and Maintenance Obligations. Landlord and Tenant agree that notwithstanding the Third Amendment, Landlord's and Tenant's respective repair, alterations, and maintenance obligations with respect to the Project are set forth in the Initial Lease, the Second Amendment, the Fourth Amendment and this Amendment. The provisions of this Section 10 will survive any cancellation or termination of this Amendment.

     11. Environmental Matters. Section 28 of the Lease, "Environmental Matters," is amended with respect to the date of "July 1, 1997" stated in subsections (d), (e) and (f), which date for the Expansion Premises shall be the Expansion Premises Commencement Date. Section 28 is further hereby supplemented as follows:

          (h) The Landlord shall indemnify, defend and hold harmless the Tenant, its directors, officers, agents, employees, parent, affiliates, subsidiaries, lenders and ground lessor, if any, from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and reasonable attorneys' and consultants' fees arising out of or involving any unlawful release of a Hazardous Substance upon the Expansion Premises if such release upon the Expansion Premises occurred prior to the Expansion Premises Commencement Date and was not caused by the Tenant or any one under the Tenants control (a "Prior Release"). The Landlord's obligations under this Section 28(h) shall include, but not be limited to, indemnifying the Tenant against liability from the effects of any contamination or injury to person, property or the environment arising from any Prior Release and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of the Lease. No termination, cancellation or release agreement entered into by the Tenant and the Landlord shall release the Landlord from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by the Tenant in writing at the time of such agreement by reference to this Section 28(h). Notwithstanding the foregoing, the Landlord shall not be liable to the Tenant for any attorneys' or consultants' fees, investigative or other costs or expenses unless and until reasonably incurred in the investigation of or defense of a claim and after written notice to the Landlord affording the Landlord a reasonable opportunity to investigate and defend or otherwise cure such claim.

      12.  Alterations and Additions.  For the avoidance of doubt, Section 11
(a) of the Lease (added by the Fourth Amendment) is not applicable to the Expansion Premises. Further with respect to subsection 11 (b) of the Lease as to the Expansion Premises, (i) the date of "July 1, 1997" stated in the first sentence thereof shall be the date of this Amendment and (ii) the reference in the first sentence to "any alteration" shall exclude the Expansion Premises Work.

      13. Additional Extension Terms. Landlord hereby grants Tenant an additional option to extend the term of this Lease for an additional 36-month period (the "Second Extension Term") commencing upon the expiration of the Extension Term (as defined in the Fourth Amendment), upon each and all of the following terms and conditions:


          (a) Tenant shall have validly exercised the Extension Term pursuant to Section 13 of the Fourth Amendment;

          (b) not later than twelve (12) months prior to the expiration of the Extension Term, Tenant shall have given to Landlord a written notice of the exercise of the option for the Second Extension Term, and if the notice of exercise of the option is not so given, the option shall automatically expire;

          (c) all of the terms and conditions of the Lease, except where specifically modified by this Section 13, shall apply;

          (d) the Base Rent for each year of the Second Extension Term shall be calculated using the method indicated in Section 13(b) of the Fourth Amendment with the MRV Adjustment Date (as defined in Section 13(b) of the Fourth Amendment) for the Second Extension Term being the first day of the Second Extension Term; and

          (e)  there shall be no further option to extend the Term.

      Landlord and Tenant hereby agree that both the Initial Extension Option (as described in the Fourth Amendment) and the Second Extension Term (as described herein) must be exercised for (and shall cover all of) the entire Project, and not merely a portion thereof.

     14. Heating Oil UST. Promptly following the date of this Agreement, Landlord shall, at its sole expenses: (i) fully empty and disconnect from service the underground heating oil storage tank ("UST") located on the Expansion Premises; (ii) either remove or otherwise close the UST in place, as prescribed by applicable law; and (iii) replace the UST with a 5,000 gallon capacity above-ground storage tank ("AST") for heating oil purposes, including completion of all necessary connections to the heating system. The location of the AST shall be agreed upon by Landlord and Tenant.

     15. Time of the Essence. Time is of the essence with respect to this Amendment.


 C.  OTHER PROVISIONS

      1. No Defense. The Tenant represents and warrants that there are no defenses or offsets to its obligations under the Lease of which it is aware as of the signing of this Amendment.

      2. Entire Agreement; Full Force and Effect. The Lease, as amended hereby, and this Amendment constitute the entire agreement between the parties hereto with respect to the subject matter thereof and hereof and may not be amended or modified, unless such amendment or modification shall be in writing and signed by the party against whom enforcement is sought. All of the terms, conditions and covenants contained in the Lease, as modified hereby, are hereby ratified and confirmed in all respects.

     3. Binding Effect, Counterparts. The terms, covenants and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This Amendment may be signed in one or more counterparts, each of which shall be an original, and all of which taken together shall constitute a single instrument.

     4. Broker. The Tenant represents and warrants to the Landlord that the only agent or broker with whom Tenant has dealt in connection with this Amendment are The Flynn Company and Jones Lang Wootton, the commissions for which (two percent to The Flynn Company and two percent to Jones Lang Wootton), shall be paid by the Landlord, and that this Amendment was not brought about or procured through the use, negotiation or instrumentality of any other agent or broker. The Tenant will indemnify and hold the Landlord harmless from and against any and all claims for commissions and other compensation made by any other agent or agents or any other broker or brokers based on any dealings between the Tenant and any other agent or agents or any other broker or brokers, together with all costs and expenses incurred by the Landlord in resisting such claims (including, without limitation, attorney's fees).

     5. SNDA. It shall be a condition to the effectiveness of this Amendment that the Tenant shall have (a) received a subordination, nondisturbance and attornment ("SNDA") agreement executed on behalf of the Landlord's mortgage lender, substantially in the form of the SNDA agreement previously executed by the Landlord's mortgage lender concerning the Initial Premises, dated as of September 9, 1997, and (b) an agreement executed by the Landlord, in recordable form, that Landlord agrees to the terms and provisions of said subordination, nondisturbance and attornment agreement.

IN WITNESS WHEREOF, the Landlord and the Tenant have signed this Amendment as of the date and year first above written.

                                   ALLIANCE COMMERCIAL PROPERTIES, LTD.

                                   By: /s/ Brent Davis
                                      -------------------------------
                                      Name:  BRENT DAVIS
                                      Title: Senior Vice President


                                   JOHNSON MATTHEY INC.

                                   By: /s/ Lawrence C. Pentz
                                      -------------------------------
                                      Name:  Lawrence C. Pentz
                                      Title:   President
                                      Catalytic Systems Division-North America

                                   EXHIBIT A


                                   Site Plan

                          SCHEDULE NO. 1 TO EXHIBIT A



Item 1. Chicago Title Insurance Company Policy No. 9681-00378, effective date January 2, 1997.


Item 2. As-Built Survey, Lot No. 9 Devon Park Drive, prepared by SMC Martin, Plan No. 8001, Sheet No. 182, originally dated 1/13/84 and as revised 2/2/84, 9/13/93 and 2/24/97.

                                   EXHIBIT B

                  Plans for Landlord's Expansion Premises Work


1.  Scope of Work dated 2/27/98

2.  JTA Associates, Inc. drawing A-1 last revised 2/27/98

3.  JTA Associates, Inc., drawing A-2 last revised 2/27/98

                                   EXHIBIT C

                   Plans for Tenant's Expansion Premises Work


1.  Bid Package Scope of Work (11 pages)

2.  JTA Associates, Inc. drawing A-3 last revised 2/27/98

3.  JTA Associates, Inc. drawing A-4 last revised 2/27/98

4.  JM Renovation Drawings:

    .  complete floor plan

    .  demolition and construction

    .  electrical

    .  plumbing and HVAC

    .  phone and data jacks

                                       17